Exhibit 23
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            Consent of Independent Public Accountants
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As independent public accountants, we hereby consent to the incorporation of our report included in the UAL Corporation Form 10-K for the year ended December 31, 1999, into the company's previously filed Post-Effective Amendment No. 1 to Form S-8 (File No. 2-67368) and Post-Effective Amendment No. 2 to Form S-8 (File No. 33-37613) for the Employees' Stock Purchase Plan of UAL Corporation; Post-Effective Amendment No. 1 to Form S-8 (File No. 33-38613) and Form S-8 (File No. 333-63185) for the United Air Lines, Inc. Management and Salaried Employees' 401(k) Retirement Savings Plan; Post-Effective Amendment No. 1 to Form S-8 (File No. 33-44552), Form S-8 (File No. 33-57331), Form S-8 (File No.
333-03041) and Form S-8 (File No. 333-63181) for the United Air Lines, Inc. Ground Employees' 401(k) Retirement Savings Plan; Post-Effective Amendment No. 1 to Form S-8 (File No. 33-44553), Form S-8 (File No. 33-62749), Form S-8 (File No. 333-52249) and
Form S-8 (File No. 333-63179) for the United Air Lines, Inc. Flight Attendant Employees' 401(k) Retirement Savings Plan; Post-Effective Amendment No. 1 to Form S-8 (File No. 33-59950) and Form S-8 (File No. 333-03039) for the United Air Lines, Inc. Pilots' Directed Account Retirement Income Plan; Post-Effective Amendment No. 2 to Form S-8 (File No. 33-41968), Form S-8 (File No. 33-10206), Form S-8 (File No. 33-61007), Form S-8 (File No.
333-03043) for the UAL Corporation 1981 Incentive Stock Plan; and Form S-8 and Post-Effective Amendment No. 1 to Form S-8 (File No. 33-60675) for Directors Fees Taken in Stock Under UAL Corporation 1995 Directors Plan; Form S-3 (File No. 33-57192), as amended, and Form S-3 .




                                   /s/ Arthur Andersen LLP
                                   -----------------------
                                   Arthur Andersen LLP


Chicago, Illinois
March 13, 2000